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                            EXHIBIT 3

                 BARRETT BUSINESS SERVICES, INC.

                            CHARTER

                   as amended August 15, 1994


                            ARTICLE I

         The name of this corporation (the "Corporation") is Barrett Business Services, Inc.

                           ARTICLE II

         The purposes for which the Corporation is formed are:

         (a)  To engage generally in the business of
    supplying temporary and long-term employees to others.

         (b) To engage in any other business deemed by it to be desirable to facilitate, directly or indirectly the business referred to above or to enhance the value of its property, business, or rights.

         (c) To engage in any lawful activity for which a corporation may be formed under the Maryland General
    Corporation Law.

                           ARTICLE III

         (a) The aggregate number of shares which the Corporation shall have authority to issue is 21,000,000 which shall be divided into classes as follows:

    Title of Class                          No. of Shares

    Preferred Stock, $.01 par value
       per share                                 500,000

    Common Stock, $.01 par value
       per share                              20,500,000

When this amendment and restatement shall become effective and without the necessity of any further action of any kind, each previously issued and outstanding share of stock of the Corporation of the par value of ten dollars a share shall be reclassified and changed into and shall constitute
7,968.1274 shares of the Common Stock, $.01 par value, of the Corporation, provided that any resulting fraction of share shall be rounded to the nearest full share with fractions of .5 rounded up. There shall be transferred from surplus to stated capital on the Corporation's books at the time this amendment and restatement becomes effective an amount equal to the difference between the aggregate par value of the shares of Common Stock, $.01 par value, issued and outstanding immediately after such effective time and the aggregate par value of the shares of stock of the par value of ten dollars a share issued and outstanding immediately prior to such effective time.

         (b) The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of each class of stock of the Corporation shall be as follows:

         (1)  Preferred Stock:

         The Board of Directors of the Corporation (the "Board of Directors") may classify or reclassify any unissued Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such Preferred Stock. Without limiting the generality of the foregoing, the Board of Directors shall have authority to classify and reclassify any unissued Preferred Stock into as many series as the Board of Directors shall from time to time determine, and to issue the Preferred Stock in such series.

         The description of shares of each series of Preferred Stock shall be set forth in resolutions adopted by the Board of Directors and in Articles Supplementary filed as required by law from time to time prior to the issuance of any shares of such series.

         The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Articles Supplementary to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action.

         (2)  Common Stock:

         Except for and subject to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Preferred Stock or any series thereof, as may be granted pursuant to Section (b)(1) of this Article or except as may be provided by the laws of Maryland, the holders of the Common Stock shall have all other rights of stockholders including, without limitation, (i) voting rights on all corporate matters on the basis of one vote per share and the right to notices of meetings and other corporate actions, (ii) the right to receive dividends and other distributions when and as declared by the Board of Directors out of assets legally available therefor, and (iii) in the event of any liquidation, dissolution or winding up of the Corporation, the right to receive the assets available for distributions to stockholders.

         (c) The Board of Directors may authorize the issuance or sale from time to time of shares of stock by the Corporation of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter or bylaws of the Corporation.

         (d) No holder of any shares of any class of stock or other security of the Corporation now or hereafter authorized shall have any preemptive right or be entitled as a matter of right as such holder to purchase, subscribe for or otherwise acquire any shares of any stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now or hereafter authorized or issued or issued and thereafter reacquired by the Corporation, other than such, if any, as may be fixed from time to time by the Board of Directors in its discretion.

                           ARTICLE IV

         The number of directors constituting the Board of Directors shall be as fixed by the bylaws.

                            ARTICLE V

         The Corporation shall indemnify each of its officers and directors to the fullest extent permissible under the Maryland General Corporation Law, as the same exists or may hereafter be amended, against all liabilities, losses, judgments, penalties, fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was an officer or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation who are not officers or directors with the same scope and effect as the indemnification provided in this Article to officers and directors. The indemnification provided in this Article shall not be exclusive of any other rights, by indemnification or otherwise, to which any officer or director may be entitled under any statute, bylaw, agreement, resolution of stockholders or directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                           ARTICLE VI

         Officers and directors of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for conduct in their capacities as officers and directors except to the extent that section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, as it now exists or may hereafter be amended, prohibits elimination or limitation of officer and director liability. No repeal or amendment of this Article or of section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland shall adversely affect any right or protection of an officer or director for actions or omissions prior to the repeal or amendment.

                           ARTICLE VII

         The power to adopt, alter and repeal the bylaws of the Corporation shall be vested solely in the Board of Directors.

                          ARTICLE VIII

         The affirmative vote of a majority of all votes of all classes or any class of stock entitled to be cast on any matter required to be submitted for consideration by the stockholders of the Corporation including, without limitation, any proposed merger, consolidation, share exchange, transfer, Charter amendment, or dissolution required to be so submitted, shall constitute approval by the stockholders of such matter notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion of the votes of all classes or any class of stock on such matter.

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